Exhibit 99.1
BANKING ● PRIVATE WEALTH MANAGEMENT ● TRUST SERVICES December 2024 INVESTOR PRESENTATION

Copyright © 2023 First Foundation Inc. All Rights Reserved This report includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our expectations and beliefs about our future financial performance and financial condition, potential loan sales, as well as trends in our business and markets. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward-looking statements in this report are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this report and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in our strategic plan, and our ability to successfully implement such plan; the risk of incurring credit losses, which is an inherent risk of the banking business; the quality and quantity of our deposits; adverse developments in the financial services industry generally such as bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; the risk that we will not be able to maintain growth at historic rates or at all; the performance of loans currently on deferral following the expiration of the respective deferral periods; the risk that we will not be able to access the securitization market or otherwise sell loans on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income, interest rate margins, and the value of our interest-earning assets, and therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; negative impacts of news or analyst reports about us or the financial services industry; the impacts of inflation on us and our customers; results of examinations by regulatory authorities and the possibility that such regulatory authorities may, among other things, limit our business activities or our ability to pay dividends, or impose fines, penalties or sanctions; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends at historic levels or at all; risks associated with changes in income tax laws and regulations; and risks associated with seeking new clientrelationships and maintaining existing clientrelationships. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other documents we file with the SEC from time to time. We urge readers of this report to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this report, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this report or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NYSE rules. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used when management believes them to be helpful in understanding the Company's results of operations or financial position. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Safe Harbor Statement 1

Copyright © 2023 First Foundation Inc. All Rights Reserved 2 Five-Point Strategic Plan and Our Focus on Sustainability 1 Reduce Multifamily Concentration Over Time 3 Strengthen the ACL Position of the Bank Evaluate Lower Yielding Multifamily Loans for Sale and Strengthen Core Funding to Accelerate Earnings Growth 2 Further Invest in Client Relationships by Building a Complete Product Set Ready to Meet Our Commercial and Consumer Clients’ Expectations 5 4 Continue to Support and Grow First Foundation Advisors and Private Banking Financial Performance and Profitability Goals An operating framework and standards appropriate for an institution of our size and complexity will ensure long-term sustainability and improved thru-cycle performance Strengthen Earnings Improve Risk Profile

Copyright © 2023 First Foundation Inc. All Rights Reserved Financial Highlights | Fourth Quarter 2024 Loans (HFI+HFS) $9.2 Billion Adjusted Revenue (1) $65. Million Deposits $9.9 Billion Adjusted Net Income / (Loss) (1) -$13.9 Million Total Assets $12.6 Billion Adjusted ROAA(1) -0.42% FFA AUM / Trust AUA $5.4 Billion / $1.1 Billion ROATCE(1) -5.7% TBV per share (1) $11.68 Efficiency Ratio (1) 103.1% 3 1) Non-GAAP measure. See "Non-GAAP Financial Measures”  Sold approximately $489 million of multifamily loans held for sale. Execution at 95.1% exceeded both initial (93.8%) and year-end (93.4%) fair-value pricing  Quarterly charge-offs of $17.1 million, driven by $13.4 million from the full write-off of three commercial relationships, equipment finance loans with little collateral value and the first multifamily charge-off in the company’s history (single loan at $657 thousand). ACL position ended the year at 0.41% of loans  Quarterly growth in noninterest expense related to year-end non-executive bonus and incentive accruals and one-time $1.1 million write-off of NYDIG investment-related software development costs  Benefits from the reductions in market rates improved interest-bearing deposits costs to 4.04% (a 25bp reduction from 3Q24) and drove modest 8bp improvement in NIM to 1.58%. Full-quarter benefits expected in 1Q25

Strengthening Capital Providing Flexibility

TCE/TA[2]


8.75%
8.44%
7.13%
6.91%
7.61%
YE 2020
YE 2021
YE 2022
YE 2023
YE 2024

Total Risk-Based Capital Ratio[3]


12.25% 12.17%
12.04% 11.90%
11.01% 11.29%
12.01% 12.27%
13.54% 13.87%
YE 2020
YE 2021
YE 2022
YE 2023
YE 2024
Bank
Consolidated

Tangible Book Value Per share

- The $228 million July 2024 Capital Raise strengthened capital and increased go-forward flexibility
- Following its initial decline, TBV per share was further reduced in 4Q24 due to the conversion of Series B preferred, ending the year at $11.68 per share
- TBV per share (as adjusted) reflects the conversion of remaining Series A preferred shares, adding $87.6 million of common equity and 29.8 million common shares

TBV Per Share (as adjusted)[1]


$13.44
$14.92
$16.20
$16.30
$9.36
YE 2020
YE 2021
YE 2022
YE 2023
YE 2024

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

1) Use of Non-GAAP Measures; adjusted TBVPS reflects the conversion of the preferred shares
2) Use of Non-GAAP Measures; TCE/TA does not reflect the conversion of the preferred shares
3) Regulatory capital ratios for 4Q24 are preliminary until filing of our December 31, 2024 FDIC call report

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Copyright © 2023 First Foundation Inc. All Rights Reserved Loans 5

Copyright © 2023 First Foundation Inc. All Rights Reserved Multifamily, $3,342 , 36% Commercial Business , $3,086 , 33% Single-Family, $873 , 9% Loans Held for Sale, $1,376 , 15% CRE Investment, $565 , 6% Land and Construction, $69 , 1% Consumer, $1 , 0% Other , $5 , 0% Loan Portfolio by Asset Class 4Q24 ($ in millions) California $6,667 72% Florida $733 8% Texas, $474 , 5% Hawaii, $36 , 0% Nevada, $115 , 1% Other $1,293 14% Loan Portfolio by State 4Q24 ($ in millions) Loan Portfolio Overview $9,318 Total Loans 4Q24 Yield on Fundings: 7.51% 4Q24 Yield on Loans: 4.71% 6 $9,318 Total Loans Diversification by asset class and geography/state (1) (2) 1) Commercial Business asset class includes C&I and Commercial Owner Occupied CRE Loans 2) Other includes premiums, discounts and deferred fees and expenses on all loans, except LHFS 3) Multifamily Loans Held for Sale excludes fair value adjustment of $91 million (3)

Copyright © 2023 First Foundation Inc. All Rights Reserved California, $715 , 82% Florida, $99 , 11% Texas, $2 , 0% Hawaii, $26 , 3% Nevada, $8 , 1% Other, $23 , 3% Single-Family Loans 4Q24 ($ in millions) California, $4,077 , 86% Florida, $102 , 2% Texas, $225 , 5% Hawaii, $2 , 0% Nevada, $35 , 1% Other, $279 , 6% Multifamily Loans 4Q24 ($ in millions) California, $204 , 36% Florida, $332 , 59% Texas, $17 , 3% Hawaii, $1 , 0% Nevada, $3 , 1% Other, $8 , 1% NOO CRE Loans 4Q24 ($ in millions) California, $1,632 , 53% Florida, $193 , 6% Texas, $228 , 8% Hawaii, $7 , 0% Nevada, $69 , 2% Other, $957 , 31% Commercial Business Loans 4Q24 ($ in millions) Loan Portfolio by Geographic Distribution $4,718 Total Loans 7 $565 Total Loans $873 Total Loans $3,086 Total Loans 1) Includes Multifamily Loans Held for Sale; excludes fair value adjustment of $91 million (1)

Copyright © 2023 First Foundation Inc. All Rights Reserved Loans Held For Investment - Net Activity 8 3Q24 4Q24 4Q23 4Q24

Copyright © 2023 First Foundation Inc. All Rights Reserved $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 2020 2021 2022 2023 2024 4Q23 4Q24 Loan Funding Composition Trend ($ in millions) Commercial Business Multifamily CRE Investment Single-Family Other 91% 90% 4% 7% 1% 4% 2% 2% 70% 75% 80% 85% 90% 95% 100% 4Q23 4Q24 Funding Composition Commercial Business Multifamily CRE Investment Single-Family Other (1) (2) 1) Includes $171 million in PPP loans 2) Includes $56 million in PPP loans 9 Limited Lending Focused on Commercial

Multifamily – Strong Underwriting in Resilient Segment (1/3)

Expertise and Underwriting

- Conservative underwriting to the lower of in-place rents or market and the higher of market or actual vacancy and expenses
  - **No credit is given for future or pro forma figures for rents**
- Loan amounts are underwritten to DSCRs using a qualifying rate that is higher than the initial rate for 3- and 5-year fixed loans and underwritten to stressed expenses (e.g., underwriting insurance coverage in California to no less than **20%** above YoY insurance premiums)
  - 7- and 10-year fixed are underwritten to the initial start rate
- Interest-only options for lower LTV and higher DSCR properties with strong sponsorship
  - All IO loans underwritten to a fully amortizing DSCR
- Sponsors are required to meet minimum liquidity requirements of 6-12 months principal, interest, taxes and insurance, and a minimum of 10% of the loan amount

Conservative Portfolio of Residential Loans

Multifamily Loan Characteristics[1]	
Average Loan Size	**$3.36M**
Average LTV[2]	**53%**
Average DSCR[3]	**1.42x**
% Delinquent	**0.25%**

High-level Portfolio Overview

- Primary focus is on small-balance (average size of $3.36 million) loans on non-luxury Essential Housing apartment stock
  - Average property has 22 units
  - Buildings tend to be older and smaller in size with over 60% of properties built between 1950-1980 catering towards at or below median income earners
  - Approx. 68% of the $2.4B originations in 2022 were rent controlled and on average 14% below market, providing potential upside in rents if units turn over
- Loans are generally fixed for 3-,5-,7- and 10-year periods
- 30-year maturity with 30-year amortization

Midrise, Garden, and Workforce Housing Focus





- High credit quality with consistently low LTVs for multifamily loans and strong DSCR ratios
- Conservative underwriting to in-place rents and higher of market or actual vacancy and expenses (e.g., insurance coverage)
- One multifamily charge-off ($657 thousand) since First Foundation's start in 2007

1) Data as of December 31, 2024, unless otherwise noted
2) LTV at time of origination
3) Represents the actual fully amortizing DSCR based on the initial interest rate, loan amount and property's NOI at time of origination

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

10

Multifamily – Markets Matter (2/3)

Rent Regulations in California are Less Onerous Compared to New York

California Rent Regulations

1) Statewide rent cap limiting yearly increases to the lesser of **10%** or **5% plus inflation**
   a) Exceptions include apartments built in 2005 or after
2) Rent regulation laws, including the above rent increases, in effect through 2029 (not permanent)
   a) Rent control prohibited from certain kinds of residences including apartment units constructed after 1995 (Costa-Hawkins Act)
3) Apartment owners have the **right to rent a vacant unit at market price**
4) Capital improvements may not be used to increase the rent beyond the rent cap noted in bullet 1) for existing tenants, but monitoring in place to ensure regular upkeep and preventative maintenance

New York Rent Regulations

1) Rent can be raised the lesser of the **average of the five** most recent Rent Guidelines Board annual increases (**2023 5-year average: 1.85%**) or **7.5%** each year
2) Rent regulation laws were made **permanent** in 2019, which **repealed "vacancy decontrol"** and the **"vacancy bonus"**, two key drivers of multifamily price appreciation in the prior 25yr regime (1994-2019)
   1) Under vacancy decontrol an apartment's rent would be deregulated if a tenant left the apartment (voluntarily or evicted). The regulated monthly rent had to **exceed $2,700** to take effect
   2) If the rent was **under $2,700**, the landlord had the ability to increase rents **20%**
3) Apartment owners have the right to rent at the above levels for both vacancy and renewal leases
4) Capital improvement rent increases were lowered from **6%** to **2%** in New York City (and from **15%** to **2%** in other counties) making more costly repairs harder to recoup

Geographic Exposure

Vast majority of the portfolio is in rent controlled markets within California



California, $4,077 , 86%
$4,718 Total Loans
Florida, $102 , 2%
Texas, $225 , 5%
Hawaii, $2 , 0%
Nevada, $35 , 1%
Other, $279 , 6%

Exposure by County

Exposure by Top 10 Counties	(000s)	%
Los Angeles	2,453,756	52.00%
Orange	408,856	8.67%
San Diego	308,994	6.55%
San Francisco	206,799	4.38%
Alameda	190,298	4.03%
Maricopa	131,795	2.79%
Santa Clara	103,395	2.19%
Sacramento	99,877	2.12%
Bexar	95,805	2.03%
San Mateo	69,523	1.47%
SUBTOTAL	**4,069,099**	**86.2%**
Portfolio Total	**4,718,313**	**100.0%**

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

1) Source: California Apartment Association; New York Office of Rent Administration

11

Copyright © 2023 First Foundation Inc. All Rights Reserved $183 $168 $71 $458 $906 $185 $892 3.65% 3.78% 3.45% 4.18% 3.46% 3.88% 6.77% 6.78% 6.76% 6.76% 6.78% 6.79% Variable Rate 1H25 2H25 2026 2027 2028 > 2028 Multifamily WAR WAR (if Repriced 1/9/25) Multifamily – Loan Repricing Opportunity (3/3) Variable & Adjustable-Rate Loan Composition(1) 12 Note: Balances as of December 31, 2024; repricing rates as of January 9, 2025 1) Does not include assumptions for amortizations or prepayments 2) Does not Include Multifamily Loans Held for Sale 3) Total does not include unearned fees and deferred loan expenses Adjustable-rate loans represents 80% of total Multifamily HFI portfolio Variable-rate loans represent 5% of total Multifamily HFI portfolio Average implied spread of 303 bps ($ millions) Adjustable Rate, 2,678 , 80% Variable Rate, 183 , 6% Fixed Rate, 481 , 14% $3,342 Total Loans (2),(3)

Copyright © 2023 First Foundation Inc. All Rights Reserved 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Charge offs by Loan Type for CA-Based Banks Single Family Multifamily NOO CRE Commercial and Industrial Industry Trends: Top Performing Asset Class Multifamily loans have historically been the best performing of all real estate loan types 13 - Source: S&P Capital IQ; FDIC Call Report Note: Charge-off rate weighted the loan balance of each bank’s associated asset class. Only includes California headquartered commercial and savings banks

Copyright © 2023 First Foundation Inc. All Rights Reserved First Foundation NCO Average, 0.04% Peer NCO Average, 0.11% -0.01% 0.09% 0.19% 0.29% 2019 2020 2021 2022 2023 2024 Net Charge-offs (“NCOs”)/Average Loans First Foundation NCOs/Average Loans Peer NCOs/Average Loans First Foundation NCO Average Peer NCO Average 0.20% 0.30% 0.14% 0.13% 0.15% 0.37% 0.25% 0.39% 0.11% 0.10% 0.12% 0.47% 0.43% 0.55% 0.40% 0.32% 0.42% 0.55% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% YE 2019 YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 Non-Performing Loans and Assets First Foundation NPAs/Assets First Foundation NPLs/Loans Peer NPLs/Loans Strong Historical Credit Quality 14 (4) (4) (1)(2) (1)(3) 1) UPBR peer group includes commercial banks with assets between $3 billion and $10 billion for data through 3Q21. Starting in 4Q21 peer group includes commercial banks with assets between $10 and $100 billion 2) Ratio defined as Total loans and leases on nonaccrual status divided by total loans and leases 3) Ratio defined as loan and lease charge-off, net of recoveries divided by average total loans and leases 4) Peer group data based on the most recently available UBPR report of 3Q24 Peer Average 2.6x First Foundation Multifamily Equipment Finance & Other 3 Commercial Relationships

Copyright © 2023 First Foundation Inc. All Rights Reserved Deposits 15

Copyright © 2023 First Foundation Inc. All Rights Reserved California, $861 , 44% Florida, $211 , 11% Texas, $655 , 33% Hawaii, $14 , 1% Nevada, $17 , 1% Other, $198 , 10% Noninterest-Bearing Deposits 4Q24 ($ in millions) California, $2,340 , 30% Florida, $1,934 , 24% Texas, $141 , 2% Hawaii, $266 , 3% Nevada, $92 , 1% Other, $3,141 , 40% Interest-Bearing Deposits 4Q24 ($ in millions) California, $1,329 , 31% Florida, $1,190 , 28% Texas, $697 , 16% Hawaii, $145 , 3% Nevada, $28 , 1% Other, $906 , 21% Core Business Deposits 4Q24 ($ in millions) Deposits by Geographic Distribution 16 $1,957 Total Non-IB Deposits  Insured and Collateralized Deposits 84%, Uninsured and Uncollateralized Deposits 16% as of 4Q24  Florida ranks 2nd and Texas 3rd for total number of accounts raised from our nationwide digital bank channel $7,914 Total IB Deposits $4,295 Total Business Deposits

Copyright © 2023 First Foundation Inc. All Rights Reserved Reducing Reliance on Wholesale Deposits and Declining Costs of Deposits 17 $625 $254 $445 $338 $223 5.08% 5.13% 4.93% 4.78% 4.69% 1H25 2H25 2026 2027 >2028 Maturing Brokered CDs and WAIR ($ in millions) Balance Weighted avg rate $550 $414 $789 $925 $894 $2,583 $5,031 $3,742 $2,883 $2,554 $1,628 $2,385 $3,497 $2,993 $2,826 $826 $915 $954 $382 $1,085 $326 $90 $1,381 $3,505 $2,512 - 2,000 4,000 6,000 8,000 10,000 12,000 Dec'20 Dec'21 Dec'22 Dec'23 Dec'24 Deposit Composition Trend ($ in millions) Digital Bank Retail Deposits Other MSR Account Wholesale Fundings  Proceeds from the sale of $489 million of multifamily loans held for sale used to exit high-cost brokered deposits. Following future loans-held-for-sale dispositions, brokered deposits and high-cost core deposits will be evaluated for reductions  Brokered CDs are expected to mature without replacement—47% of $1.9 billion brokered CD portfolio scheduled to mature in 2025 (weighted average interest rate of maturing balances at 5.10%)

Copyright © 2023 First Foundation Inc. All Rights Reserved Profitability 18

Copyright © 2023 First Foundation Inc. All Rights Reserved 1) Cost of interest-bearing liabilities excludes the positive impact of non-interest-bearing deposits $196.6 $233.3 $318.7 $202.3 $182.6 $42.5 $51.3 $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2020 2021 2022 2023 2024 4Q23 4Q24 Net Interest Income ($ in millions) Net Interest Income 19 (1) $6,498 $7,409 $10,938 $12,738 $13,019 $13,019 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 4Q24 Average Interest-Earning Assets ($ in millions) Loans Securities Other 4.12% 4.32% 4.51% 4.56% 4.62% 4.64% 4.71% 4.75% 4.68% 2.45% 1.83% 1.51% 1.66% 1.36% 1.17% 1.36% 1.50% 1.58% 2.52% 3.41% 3.97% 4.01% 4.19% 4.24% 4.27% 4.24% 4.05% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Net Interest Margin Earning Assets Yield Net Interest Margin Cost of Interest-Bearing Liabilities

Copyright © 2023 First Foundation Inc. All Rights Reserved  Proven ability to generate consistent noninterest recurring fee income  Fee income diversifies First Foundation’s operating revenue stream with 29% generated from recurring noninterest income for 4Q24 Attractive Noninterest Fee Income 20 $23.4 $28.4 $29.0 $28.2 $29.5 $6.8 $7.4 $6.1 $7.6 $9.8 $7.1 $6.8 $1.8 $1.8 $9.6 $10.9 $11.7 $9.2 $7.5 $2.3 $2.0 $15.1 $21.5 $5.1 $0.0 $4.4 $54.2 $68.4 $50.5 $44.5 $48.7 $10.9 $15.7 $0 $10 $20 $30 $40 $50 $60 $70 2020 2021 2022 2023 2024 4Q23 4Q24 Recurring(1) Noninterest Income ($ in millions) Investment advisory fees Trust and consulting fees Loan and deposit fees Gain on sale of loans 1) Recurring revenue includes all noninterest income excluding revenue in the “other” category $4,927 $5,681 $4,985 $5,250 $5,446 $1,105 $1,345 $1,276 $1,278 $1,143 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 YE 2020 YE 2021 YE 2022 YE2023 YE2024 Wealth Management AUM and Trust AUA ($ in millions) Wealth Management AUM Trust AUA

Copyright © 2023 First Foundation Inc. All Rights Reserved Efficient Operating Platform 21 105 bps  (1) (2) 1) Non-GAAP measure. See "Non-GAAP Financial Measures” 2) Uniform Bank Performance Report (“UBPR”) Peer group includes commercial banks with assets between $3 billion and $10 billion for data through 3Q21. Starting in 4Q21 peer group includes commercial banks with assets between $10 and $100 billion. Peer group data based on the most recently available UBPR report of 3Q24 0.80% 1.05% 1.30% 1.55% 1.80% 2.05% 2.30% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Noninterest Expense / Average Assets First Foundation Bank Total First Foundation Bank Excluding Customer Service Bank Peer Group (1) $56.2 $68.9 $90.2 $67.5 $65.0 $15.7 $19.3 $21.4 $23.0 $34.5 $34.9 $35.6 $8.6 $9.9 $6.0 $7.9 $8.2 $8.3 $12.6 $3.3 $4.1 $7.4 $8.8 $38.2 $76.8 $63.6 $19.0 $17.8 $9.1 $8.6 $14.7 $21.2 $26.9 $6.4 $6.5 $100.1 $117.2 $185.8 $208.6 $203.6 $52.9 $57.6 $0.0 $50.0 $100.0 $150.0 $200.0 2020 2021 2022 2023 2024 3Q24 4Q24 Noninterest Expense ($ in millions) Other Customer service Professional services / Marketing Occupancy and depreciation (1)

Copyright © 2023 First Foundation Inc. All Rights Reserved Appendix 22

Copyright © 2023 First Foundation Inc. All Rights Reserved A Multi-Diversified Regional Financial Services Company with a Personal Touch $5.4 Billion in Assets Under Management $12.6 Billion in Bank Assets COMPANY TRUST SERVICES PERSONAL BANKING PRIVATE BANKING BUSINESS BANKING PRIVATE WEALTH MANAGEMENT Five States: CA, TX, NV, HI, and FL 552 Employees, 31 Branch/Office Locations CORE BUSINESSES TARGET CLIENTS BUSINESS OWNERS REAL ESTATE INVESTORS SMALL AND MEDIUM BUSINESSES HOAs, MSRs, 1031 EXCHANGES, TITLE AND ESCROW COMPANIES LOCAL MUNICIPALITIES HIGH NET WORTH INDIVIDUALS MULTI-GENERATIONAL FAMILIES CORPORATE EXECUTIVES NONPROFITS Focus on providing exceptional service Complementary services $1.1 Billion in Trust Assets Under Advisement Scale with a proven business model 23 NYSE: FFWM Data as of September 30, 2024

Copyright © 2023 First Foundation Inc. All Rights Reserved Why First Foundation Financial Performance  Strong and stable revenue from core operations  Recurring non-interest revenue from in-house wealth management and trust operations  Diversified and high-quality loans Valuable Business Model  Commercial banking model augmented with wealth management and trust expertise  Organic growth strategy complemented by strategic acquisitions  Valuable client base with cross promotion opportunities. Strong presence in geographic markets with high household income  Technology-centric infrastructure to enhance the client experience and drive efficiency Leadership and Culture  Experienced and proven management team  Talented workforce with client-centric culture  Significant insider ownership aligned with shareholders’ interests Credit Quality  Conservative credit culture driving superior asset quality  Very low non-performing assets  Low to minimal historical charge-offs  Well capitalized 24

A Tradition of Serving Our Clients

History of First Foundation

- **1990** – The Keller Group was created as an RIA to provide private wealth management services
- **2004** – Created services to meet the needs of individuals, families, and businesses
- **2007** – First Foundation Bank was created as a de novo banking charter.
- **2008** – Philanthropy Services are added to complement HNW business
- **2010** – First Foundation is adopted as the name for all affiliates
- **2011** – First Foundation San Diego Office opens for business
- **2012** – First Foundation Bank acquires Desert Commercial Bank. First Foundation West Los Angeles opens for business
- **2013** – First Foundation Las Vegas Office opens for business. First Foundation begins offering trust services
- **2014** – First Foundation lists shares on NASDAQ Global Stock Market under ticker "FFWM"
- **2015** – First Foundation enters Hawaii market through acquisition of Pacific Rim Bank
- **2016** – First Foundation Bank opens offices in Laguna Hills and Seal Beach
- **2017** – First Foundation expands into Sacramento, Auburn, and Roseville through acquisition of Community 1st Bancorp
- **2018** – First Foundation expands in LA with office in Palos Verdes Estates through acquisition of PBB Bancorp
- **2020** – First Foundation enhances digital offering through partnership with leading FinTech provider
- **2021-22** – Relocation of Principal Executive Office to Dallas, TX. Expands into Florida through acquisition of TGR Financial

The path First Foundation Inc. has taken to provide banking, trust, financial planning, investment management, estate and legacy planning and consulting services to our clients, all under one roof and all under this level of care, is a path not often traveled. But we prefer it this way. At First Foundation Inc., we've never taken the easy path, but we've always chosen the right one – for our clients, our communities, and our stakeholders.

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

25

Copyright © 2023 First Foundation Inc. All Rights Reserved Non-GAAP Return on Average Tangible Common Equity, Adjusted Return on Average Assets and Net Income 26 1) Annualized net income divided by average shareholders’ equity 2) Annualized adjusted net income available to common shareholders divided by average tangible common equity 3) Annualized net income divided by average assets 4) Annualized adjusted net income divided by average assets 5) Use of Non-GAAP measure Return on average tangible common equity was calculated by excluding average goodwill and intangibles assets from the average shareholders’ equity during the associated periods. Adjusted return on average assets represents adjusted net income attributable to common shareholders divided by average total assets. Adjusted net income attributable to common shareholders includes various adjustments to net income, including an adjustment for non-cash goodwill impairment charges, and any associated tax effect of those adjustments during the associated periods. The table below provides a reconciliation of the GAAP measure of return on average equity to the non-GAAP measure of return on average tangible common equity. The table below also provides a reconciliation of the GAAP measure of net income (loss) to the non-GAAP measure of adjusted net income attributable to common shareholders. The table below also provides a reconciliation of the GAAP measure of return on average assets to the non-GAAP measure of adjusted return on average assets.

Copyright © 2023 First Foundation Inc. All Rights Reserved Non-GAAP Efficiency Ratio 27 Efficiency ratio is a non-GAAP financial measurement determined by methods other than in accordance with U.S. GAAP. This figure represents the ratio of adjusted noninterest expense to adjusted revenue. The table below provides a calculation of the non-GAAP measure of efficiency ratio.

Copyright © 2023 First Foundation Inc. All Rights Reserved Non-GAAP Noninterest Expense to Average Assets Ratio 28 Noninterest expense to average asset ratio is a non- GAAP financial measurement determined by methods other than in accordance with U.S. GAAP. This figure represents the ratio of noninterest expense less amortization of intangible assets expense to the average assets during the associated periods for First Foundation Bank. We believe this non-GAAP measure is important to investors and provides meaningful supplemental information regarding the performance of the Company. This non-GAAP measure should not be considered a substitute for financial measures presented in accordance with GAAP and may differ from similarly titled measures reported by other companies. The table below provides a calculation of the non-GAAP measure of noninterest expense to average assets for FFB Consolidated.

Copyright © 2023 First Foundation Inc. All Rights Reserved Non-GAAP Tangible Common Equity Ratio, Tangible Book value Per Share, And Adjusted Earnings Per Share 29 Tangible shareholders’ equity, tangible common equity to tangible asset ratio, tangible book value per share, and adjusted earnings per share (basic and diluted) are non-GAAP financial measurements determined by methods other than in accordance with U.S. GAAP. Tangible shareholder’s equity is calculated by taking shareholder’s equity and subtracting goodwill and intangible assets. Tangible common equity to tangible asset ratio is calculated by taking tangible shareholders’ equity and dividing by tangible assets which is total assets excluding the balance of goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible shareholders’ equity by basic common shares outstanding, as compared to book value per share, which is calculated by dividing shareholders’ equity by basic common shares outstanding. Adjusted earnings per share (basic and diluted) is calculated by dividing adjusted net income attributable to common shareholders by average common shares outstanding (basic and diluted). The reconciliation of GAAP net (loss) income to adjusted net income attributable to common shareholders is presented on slide 26 in “Non-GAAP Return on Average Tangible Common Equity (ROATCE), Adjusted Return on Average Assets and Net Income.” The table below provides a reconciliation of the GAAP measure of shareholders’ equity to tangible shareholders’ equity. The table below also provides a reconciliation of the GAAP measure of equity to asset ratio to the non-GAAP measure of tangible common equity to tangible assets ratio. The table below also provides a reconciliation of GAAP measure of book value per share to the non-GAAP measure of tangible book value per share. The table below also provides a reconciliation of the GAAP measure of net (loss) income per share (basic and diluted)to the non-GAAP measure of adjusted earnings pershare (basic and diluted).

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